Investor Presentation March 2022

INVESTOR RELATIONS DEC 2021 Disclaimer CleanSpark cautions you that statements in this presentation that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this presentation due to the risk and uncertainties inherent in our business, including, without limitation: known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate, increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; the successful deployment of energy solutions for residential and commercial applications; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on logistics and shipping and the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. The forward-looking statements in this presentation are based upon information available to us as of the date it is given, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This presentation also contains aspirational statements regarding our efforts to source renewable and clean energy.  Our sustainable energy strategy includes the use of renewable energy certificates as well as other strategies and efforts we may employ from time to time to mitigate or change our energy mix.  Our sustainable energy strategy is at least in part dependent on the ability of certain third parties with which we contract to supply renewable and clean energy, and we do not control or independently review or audit their efforts or data.

v What is Bitcoin Mining? A bitcoin mining company uses specialized computers to verify transactions on the bitcoin blockchain. Bitcoin is the reward miners earn for performing this service. Without mining, there would be no bitcoin. But mining is very energy intensive, so maintaining this increasingly important component of our digital infrastructure comes at a price. We draw on our energy technology background to mine bitcoin in a responsible way. Since mining our very first bitcoin, we’ve used a sustainable energy mix that includes nuclear, hydroelectric, solar, and wind. We purchase renewable energy credits to account for differences in regional energy mixes to achieve our goal of 100% net carbon neutrality.

Bitcoin wallet transaction CleanSpark & other decentralized miners support and verify the network Bitcoin wallet transaction What Do Miners Do?

What are Block Rewards? 21,000,000 BTC mined by 2140 Block rewards are reduced by half every 210,000 blocks (roughly every four years) until all 21M bitcoin are mined. When will that be? Sometime around 2140. 1 block every 10 min. 2140 2024 6.25 BTC per block 900 BTC per day Today

Vision: Top 5 North American Bitcoin Miner Metrics That Matter Hashrate: Our total computational power; when understood in the context of global hashrate, it determines how much bitcoin we are able to mine. Efficiency: We determine efficiency by starting with our power costs and dividing it by our hashrate. Efficient miners produce more bitcoin while using less power. Profitability: Revenue, Net Income, and Adjusted EBITDA are metrics we use to evaluate our operating leverage. Sustainability: We target sources for our energy use that are primarily renewable & carbon-free; we participate in local renewable energy credit programs to offset any non-renewable sources of energy.

Revenue Operational Highlights 74 MW Current Operational Power Capacity* 20 MW Under Development* 9.9 BTC Avg Daily Production* >22,000 Machines Operating* ~20,000 Machines To Be Delivered* (expected by October 2022) *As of February 28, 2022

What Makes CleanSpark Different? Leave the world better than we found it. Build the infrastructure of the future. Value growth for the greater good.

We care about the environment and believe that bitcoin miners have an important role to play in decarbonizing our economy. We source sustainable energy and constantly optimize our operations to make them more efficient. We collaborate with utilities to make the grid better for everyone. Leave the world better than we found it. We care about the environment and believe that bitcoin miners have an important role to play in decarbonizing our economy. We source sustainable energy and strive to constantly optimize our operations to make them more efficient. We collaborate with utilities to make the grid better for everyone. Competitive wages substantially above industry average with clear career paths Full suite of employee benefits, including PTO, health insurance, and 401K plan Reinvesting in the communities we operate in through scholarships and other philanthropic commitments Targeting 100% renewable and clean energy Engaged with Nasdaq's ESG advisory services to develop road map Collaborating with Sustainable Bitcoin Standard Renewable energy credits with Georgia's Simple Solar Program Industry leading transparency in bitcoin updates Committed to meaningful diversity in our workforce and leadership Quarterly management updates Environmental Social Governance

We care about the environment and believe that bitcoin miners have an important role to play in decarbonizing our economy. We source sustainable energy and constantly optimize our operations to make them more efficient. We collaborate with utilities to make the grid better for everyone. Build the infrastructure of the future. We partner with the communities we operate in and work to earn their trust. Whether building our own facilities or choosing partners to host our machines, we make a positive impact on local economies by developing underused infrastructure and creating new job opportunities.  How We Allocate Opportunity Current mix: 70/30 owned/co-located  Hybrid approach of using co-location partnerships for scalability and growing number of wholly-owned locations to secure our future Balance in how & when we acquire machines ASIC ecosystem is ripe for disruption—faster, better, newer technologies are on the horizon How We Acquire Hardware Current Mix How We Evaluate Sites Our growth philosophy takes into account the power source, the cost of power, and the cost of the facility We also take into consideration our potential community impact

Bitcoin is our currency: we think it makes sense to sell bitcoin to generate more bitcoin Our approach to HODLing is strategic – a 100% HODL strategy comes at a cost to shareholders We expect our bitcoin holdings to incrementally increase over time We care about the environment and believe that bitcoin miners have an important role to play in decarbonizing our economy. We source sustainable energy and constantly optimize our operations to make them more efficient. We collaborate with utilities to make the grid better for everyone. Value growth for the greater good. We use capital transparently because securing the bitcoin blockchain is a privilege and a responsibility we take to heart. Bitcoin is a store of value and medium of exchange. We combine it with the wise stewardship of our equity and the responsible deployment of debt to grow our business in the best way possible—for our employees, our shareholders, and the bitcoin community. Bitcoin Debt No long-term debt provides opportunity to leverage balance sheet Debt capital is currently the lowest cost of capital Growth plans can be accelerated with expansion of debt capital We are mindful of dilution, particularly when there is a valuation gap We expect with continued profitability to return capital to shareholders, including, but not limited to, stock buybacks or dividends. We intend to issue equity for growth capital and acquisitions, not to fund daily operations. Equity

Current and Future Performance

Revenue Bitcoin Mined and Hashrate Growth Total Bitcoin Mined Hashrate (EH/s) Cumulative/LTD: 1,826 ~22,000 Latest Gen Miners* *As of February 28, 2022 (see monthly bitcoin production releases for additional information.) 2.2 EH/s* 74 MW Operational*

Revenue Future ASIC Miners Deliveries $117.7m Future Deliveries Previously Funded 21,994 Machines to be Delivered $39.3m Remaining $ Commitments All amounts as of December 31, 2021. Hash Rate to be Delivered 2.17 EH/s

Our Facilities *Percentage indicates energy mix comprised of non-carbon producing energy sources, including solar, wind, hydro, and nuclear, based on publicly reported energy mix data and/or data provided directly by utilities. Wholly-owned locations includes renewable credits; co-location data as reported by partner. Facility College Park Norcross Coinmint Status Owned Owned Co-Locations Current Power 47 MW 20 MW 27 MW Energy Mix* 95% 100% 99%

Recent Financial Performance (as reported in US GAAP)

CleanSpark

Revenue



$2.26m
1.21
0.73
0.31
Q1 2021
$41.24m
0.30
3.97
36.97
Q1 2022
$27.14m
0.38
4.02
22.75
Q4 2021
$41.24m
0.30
3.97
36.97
Q1 2022
Bitcoin Mining
Energy
Other Services

Gross Profit



$0.93m
41.0%
0.93
Q1 2021
$32.44m
78.7%
32.44
Q1 2022
$19.91m
73.3%
19.91
Q4 2021
$32.44m
78.7%
32.44
Q1 2022

NASDAQ: CLSK

NASDAQ: CLSK Recent Financial Performance (Continued) $24.10m 58.4% ($3.56m) 13.1% $14.49m 35.1% ($5.37m) $14.49m 35.1% ($7.17m) ($2.74m) Adjusted EBITDA* Net Income/Loss $24.10m 58.4% *Non-GAAP. Please see appendix for additional details.

Hashrate Landscape In EH/s Note: Hashrate as of 3/1/2022, Hashrate Index.

Market Cap Landscape In Millions Note: Market cap as of 3/17/2022, Nasdaq.

CleanSpark

CleanSpark is a sustainable bitcoin miner that is transforming how bitcoin is mined.

Our vision is to build the infrastructure of the future by being a Top 5 North American miner in terms of hashrate, sustainability, efficiency, & profitability.

We have 74MW operational, with 20MW under development, an average daily BTC production of 9.9, and a rapidly expanding hashrate currently at 2.2 EH/s, approximately 1% of total global hashrate.*

We're committed to ESG principles & developing the roadmap that will enable CleanSpark to be the industry's ESG leader.

*As of February 28, 2022

NASDAQ: CLSK

Appendix

Management Team Rachel Silverstein VP of Compliance and General Counsel Gary A. Vecchiarelli Chief Financial Officer Zachary K. Bradford CEO, President and Director S. Matthew Schultz Executive Chairman and Director

Income Statement

CleanSpark

	Q1-21 December 31, 2021	Q2-21 March 31, 2021	Q3-21 June 30, 2021	Q4-21 September 30, 2021	FY-21 September 30, 2021
Revenue, Net					
Digital Currency Mining Revenue, Net	733,410	6,715,792	8,649,440	22,747,991	38,846,633
Energy Hardware, Software and Services Revenue	1,213,870	891,965	2,863,997	4,032,804	9,002,636
Other Services Revenue	310,290	511,931	402,628	363,997	1,588,846
Total Revenue, Net	**2,257,570**	**8,119,688**	**11,916,065**	**27,144,792**	**49,438,115**
Costs and Expenses					
Cost of revenues (exclusive of depreciation and amortization shown below)	1,332,890	1,537,683	3,848,817	7,245,321	13,964,711
Professional fees	1,712,723	2,456,554	2,047,654	2,056,036	8,272,967
Payroll expenses	3,314,201	3,262,097	11,830,196	6,949,190	25,355,684
General and administrative expenses	950,139	1,243,154	1,430,339	1,668,020	5,291,652
Impairment of goodwill	-	-	-	5,723,388	5,723,388
Other impairment expense (related to Intangible Assets)	-	-	3,720,481	3,441,917	7,162,398
Depreciation and amortization	1,117,715	2,117,172	3,656,757	5,352,724	12,244,368
Total costs and expenses	**8,427,668**	**10,616,660**	**26,534,244**	**32,436,596**	**78,015,168**
Income (loss) from operations	(6,170,098)	(2,496,972)	(14,618,179)	(5,291,804)	(28,577,053)
Other income/(expense)	-	541,576	1,441	1,761	544,778
Change in fair value of contingent consideration	-	-	-	84,198	84,198
Realized gain on sale of digital currency	49,918	585,709	36,438	2,432,313	3,104,378
Realized gain on sale of equity security	-	-	105,908	73,138	179,046
Unrealized loss on equity security	(73,500)	343,000	(170,586)	(104,067)	(5,153)
Unrealized gain (loss) on derivative security	(1,020,494)	8,400,629	(2,060,774)	(2,528,974)	2,790,387
Interest income	47,984	26,098	28,625	118,781	221,488
Interest expense	(1,340)	-	-	(152,739)	(154,079)
Loss on write off and disposal of assets	-	-	-	-	-
Total other income (expense)	**(997,432)**	**9,897,012**	**(2,058,948)**	**(75,589)**	**6,765,043**

Income Statement (cont'd)

CleanSpark

	Q1-21 December 31, 2021	Q2-21 March 31, 2021	Q3-21 June 30, 2021	Q4-21 September 30, 2021	FY-21 September 30, 2021
Income (loss) before income tax (expense) or benefit	(7,167,530)	7,400,040	(16,677,127)	(5,367,393)	(21,812,010)
Income tax (expense) or benefit	-	-	-	-	-
Net income (loss)	(7,167,530)	7,400,040	(16,677,127)	(5,367,393)	(21,812,010)
Other comprehensive income (loss)	-	-	-	(5,392)	(5,392)
Preferred stock dividends	-	(177,505)	-	3	(177,502)
Total comprehensive income (loss) attributable to common shareholders	**(7,167,530)**	**7,222,535**	**(16,677,127)**	**(5,372,782)**	**(21,994,904)**
Income (loss) per common share - basic	(0)	0	(0)	(0)	(1)
Weighted average common shares outstanding - basic	22,146,992	25,925,259	34,014,221	29,441,364	29,441,364
Income (loss) per common share - diluted	(0)	0	(0)	(0)	(1)
Weighted average common shares outstanding - diluted	22,146,992	32,697,863	34,014,221	29,441,364	29,441,364
Non-GAAP adjusted EBITDA calculation per SEC docs					
Net loss	(7,167,530)	7,400,040	(16,677,127)	(5,367,393)	(21,812,010)
Interest and taxes	(46,644)	(26,098)	(28,625)	33,958	(67,409)
Other (income)/expense	-	(541,576)	(1,441)	(1,761)	(544,778)
Depreciation and amortization	1,117,715	2,117,172	3,656,757	5,352,724	12,244,368
Share-based compensation expense	4,350,643	849,015	3,399,371	52,317	8,546,712
Change in fair value of contingent consideration	-	-	-	(84,198)	(84,198)
Other impairment expense (related to Intangible Assets)	-	-	3,720,481	3,441,917	7,162,398
Realized (gain)/loss on sale of digital currency	(49,918)	(585,709)	(36,438)	(2,432,313)	3,104,378
Impairment of goodwill	-	-	-	5,723,388	5,723,388
Impairment of capitalized software	-	-	-	554,322	554,322
Realized (gain)/loss on sale of equity security	-	-	(105,908)	(73,138)	(179,046)
Unrealized (gain)/loss of equity security	73,500	(343,000)	170,586	104,067	5,153
Unrealized (gain)/loss of derivative security	1,020,494	(8,400,629)	2,060,774	2,528,974	(2,790,387)
Non-GAAP adjusted EBITDA	**(701,740)**	**469,215**	**(3,841,570)**	**9,832,864**	**11,862,891**

Balance Statement September 30, 2021 December 31, 2021 Assets Current assets Cash and cash equivalents, including restricted cash $18,040,327 $5,212,414 Accounts receivable, net $2,619,957 $4,622,002 Contract assets $0 Inventory $2,672,744 $1,432,110 Prepaid expense and other current assets $5,129,047 $11,245,426 Digital currency $23,603,210 $30,203,387 Derivative investment asset $4,905,656 $5,204,505 Investment in equity security $260,772 $250,000 Investment in debt security, AFS, at fair value $494,608 $512,721 Total current assets $57,726,321 $58,682,565 Property and equipment, net $137,674,739 $198,490,355 Operating lease right of use asset $1,488,240 $1,421,252 Capitalized software, net $503,685 $477,191 Intangible assets, net $12,195,492 $10,996,442 Deposits on mining equipment $87,959,910 $125,700,523 Other long-term asset $875,536 $3,327,245 Goodwill $19,049,198 $19,049,198 Total assets $317,473,121 $418,144,771

Balance Statement (cont’d) September 30, 2021 December 31, 2021 Liabilities and stockholders' equity Current liabilities Accounts payable and accrued liabilities $296,964 $20,237,550 Contract liabilities $256,195 $386,740 Operating lease liability $413,798 $261,101 Finance lease liability $300,000 $366,728 Acquisition liability $820,802 $300,000 Contingent consideration $0 $615,249 Dividends payable $10,063,022 $314,611 Total current liabilities $7,975,263 $22,481,979   Long-term liabilities Loans payable $0 $0 Operating lease liability, net of current portion $1,235,325 $1,167,779 Dividends payable $0 $0 Finance lease liability, net of current portion $458,308 $419,563 Contingent consideration, non-current $0 $0 Total liabilities $11,756,655 $24,069,321 Stockholders' equity Common stock $37,394 $41,475 Preferred stock $1,750 $1,750 Additional paid-in capital $444,074,832 $518,240,478 Accumulated other comprehensive income (loss) ($5,392) $12,721 Accumulated deficit ($138,392,118) ($124,220,974) Total stockholders' equity $305,716,466 $394,075,450 Total liabilities and stockholders’ equity $317,473,121 $418,144,771

Non-GAAP Measures Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”). Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, CleanSpark management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the Company's core business operating results and those of other companies, as well as providing the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. The Company's Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The Company's Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. Our management does not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results. We are providing supplemental financial measures for non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) that excludes the impact of interest, taxes, depreciation, amortization, our share-based compensation expense, and impairment of assets, unrealized gains/losses on securities, certain financing costs, other non-cash items, certain non-recurring expenses, and impacts related to discontinued operations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate our business performance and to help make operating decisions. We believe that these non-GAAP financial measures are also useful to investors and analysts in comparing our performance across reporting periods on a consistent basis. Adjusted EBITDA excludes (i) impacts of interest, taxes, and depreciation; (ii) significant non-cash expenses such as our share-based compensation expense, unrealized gains/losses on securities, certain financing costs, other non-cash items that we believe are not reflective of our general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) significant impairment losses related to long-lived and digital assets, which include our bitcoin for which the accounting requires significant estimates and judgment, and the resulting expenses could vary significantly in comparison to other companies; and (iv) and impacts related to discontinued operations that would not be applicable to our future business activities. Non-GAAP financial measures are subject to material limitations as they are not in accordance with, or a substitute for, measurements prepared in accordance with GAAP. For example, we expect that share-based compensation expense, which is excluded from Adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, and directors. We have also excluded impairment losses on assets, including impairments of our digital currency our non-GAAP financial measures, which may continue to occur in future periods as a result of our continued holdings of significant amounts of bitcoin. Our non-GAAP financial measures are not meant to be considered in isolation and should be read only in conjunction with our Consolidated Financial Statements, which have been prepared in accordance with GAAP. We rely primarily on such Consolidated Financial Statements to understand, manage, and evaluate our business performance and use the non-GAAP financial measures only supplementally.